Investors: Salli Schwartz +1.858.291.6421 ir@illumina.com

Media: Bonny Fowler +1.740.641.5579 pr@illumina.com

Illumina Announces Preliminary Unaudited Financial Results for Fourth Quarter and Fiscal Year 2024 and Provides Preliminary Outlook for Fiscal Year 2025
San Diego, January 14, 2025 /PRNewswire/ -- Illumina, Inc. (Nasdaq: ILMN) (“Illumina” or the “company”) today announced unaudited preliminary financial results for the fourth quarter and fiscal year 2024 and preliminary outlook for fiscal year 2025 ahead of its presentation at the 43rd Annual J.P. Morgan Healthcare Conference on January 14, 2025 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time). The webcast can be accessed through Illumina’s website at investor.illumina.com.

Core Illumina
•Revenue of approximately $1.10 billion for Q4 2024, up 1% from Q4 2023
•Revenue of approximately $4.33 billion for 2024, down 2% from 2023 (and on a constant currency basis)
•GAAP operating margin of approximately 16.7% for Q4 2024 and 34.2% for 2024
•Non-GAAP operating margin of approximately 19.7% for Q4 2024 and 21.3% for 2024
•GAAP diluted EPS of approximately $0.77 - $0.79 for Q4 2024 and $5.65 - $5.67 for 2024
•Non-GAAP diluted EPS of approximately $0.91 - $0.93 for Q4 2024 and $4.12 - $4.14 for 2024
•Cash flow provided by operations of approximately $1.21 billion and free cash flow (cash flow provided by operations less capital expenditures) of approximately $1.07 billion for 2024
•For fiscal year 2025, expect constant currency revenue growth in the low single digits (reported revenue in the range of approximately $4.28 billion to $4.4 billion), non-GAAP operating margin of approximately 23%, and non-GAAP diluted EPS growth of approximately 10%

As previously announced, the company expects to report its full fourth quarter and fiscal year 2024 results following the close of market on Thursday, February 6, 2025. The unaudited results in this press release are preliminary and subject to the completion of accounting and annual audit procedures and are therefore subject to adjustment.

Statement regarding use of non-GAAP financial measures
The company reports non-GAAP results for diluted earnings per share, net income, gross margin, operating expenses, including research and development expense, selling general and administrative expense, legal contingencies and settlement, and goodwill and intangible impairment, operating income, operating margin, gross profit, other income (expense), tax provision, constant currency revenue growth, and free cash flow (on a consolidated and, as applicable, segment basis) in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets among others that are listed in the reconciliations of GAAP and non-GAAP financial measures included in this press release, as well as the effects of currency translation. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Non-GAAP net income, diluted earnings per share and operating margin are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

The company provides forward-looking guidance on a non-GAAP basis. The company is unable to provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP reported financial measures because it is unable to predict with reasonable certainty the impact of items such as acquisition-related expenses, gains and losses from strategic investments, fair value adjustments to contingent consideration, potential future asset impairments, restructuring activities, and the ultimate outcome of pending litigation without unreasonable effort. These items are uncertain, inherently difficult to predict, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, the company is unable to address the significance of the unavailable information, which could be material to future results.

Use of forward-looking statements
This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) changes in the rate of growth in the markets we serve; (ii) the volume, timing and mix of customer orders among our products and services; (iii) our ability to adjust our operating expenses to align with our revenue expectations; (iv) our ability to manufacture robust instrumentation and consumables; (v) the success of products and services competitive with our own; (vi) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (vii) the impact of recently launched or pre-announced products and services on existing products and services; (viii) our ability to modify our business strategies to accomplish our desired operational goals; (ix) our ability to realize the anticipated benefits from prior or future actions to streamline and improve our R&D processes, reduce our operating expenses and maximize our revenue growth; (x) our ability to further develop and commercialize our instruments, consumables, and products; (xi) to deploy new products, services, and applications, and to expand the markets for our technology platforms; (xii) the risks and costs associated with the divestment of GRAIL; (xiii) the risk of additional litigation arising against us in connection with the GRAIL acquisition; (xiv) our ability to obtain approval by third-party payors to reimburse patients for our products; (xv) our ability to obtain regulatory clearance for our products from government agencies; (xvi) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xvii) uncertainty, or adverse economic and business conditions, including as a result of slowing or uncertain economic growth or armed conflict; (xviii) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments and (xix) legislative, regulatory and economic developments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as a global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical, and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture, and other emerging segments. To learn more, visit www.illumina.com and connect with us on X, Facebook, LinkedIn, Instagram, TikTok, and YouTube.

Illumina, Inc.
Preliminary Results of Operations for Core Illumina - Non-GAAP
(unaudited)

Our performance and financial results are subject to risks and uncertainties, and actual results could differ materially from preliminary results set forth below. Some of the factors that could affect our financial results are included from time to time in the public reports filed with the Securities and Exchange Commission (SEC), including Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 16, 2024, Form 10-Q for the fiscal quarter ended March 31, 2024, Form 10-Q for the fiscal quarter ended June 30, 2024, and Form 10-Q for the fiscal quarter ended September 29, 2024. We assume no obligation to update any forward-looking statements or information.
The preliminary unaudited information included in the tables below is approximate and subject to change. As previously announced, we will report our fourth quarter and full year fiscal 2024 results on February 6, 2025.
PRELIMINARY CONSTANT CURRENCY REVENUE:

Dollars in millions	Fiscal Year 2024	Fiscal Year 2023	% Change
Revenue	$4,332	$4,438	(2)%
Less: Hedge gains	15	18
Revenue, excluding hedge effect	4,317	4,420
Less: Exchange rate effect	(8)	—
Constant currency revenue (a)	$4,325	$4,420	(2)%
RECONCILIATION BETWEEN PRELIMINARY GAAP AND NON-GAAP OPERATING MARGIN:

	Fourth Quarter 2024	Fiscal Year 2024
Preliminary GAAP operating margin	16.7%	34.2%
Amortization of acquired intangible assets	1.5	1.5
Acquisition-related expenses (c)	0.4	2.1
Restructuring (d)	1.3	1.4
Contingent consideration liabilities (e)	(1.0)	(7.3)
Intangible (IPR&D) impairment (f)	—	0.1
Legal contingency and settlement (g)	0.8	(10.7)
Preliminary non-GAAP operating margin (b)	19.7%	21.3%

Illumina, Inc.
Preliminary Results of Operations for Core Illumina - Non-GAAP (continued)
(unaudited)

RECONCILIATION BETWEEN PRELIMINARY GAAP AND NON-GAAP DILUTED EARNINGS PER SHARE:

	Fourth Quarter 2024	Fiscal Year 2024
Preliminary GAAP earnings per share - diluted	$0.77 - $0.79	$5.65 - $5.67
Amortization of acquired intangible assets	0.11	0.40
Acquisition-related expenses (c)	0.03	0.60
Restructuring (d)	0.09	0.38
Contingent consideration liabilities (e)	(0.07)	(1.98)
Intangible (IPR&D) impairment (f)	—	0.02
Legal contingency and settlement (g)	0.06	(2.92)
Other (income) expense, net (h)	(0.19)	1.84
Income tax provision (i)	0.11	0.13
Preliminary non-GAAP earnings per share - diluted (b)	$0.91 - $0.93	$4.12 - $4.14
CALCULATION OF PRELIMINARY FREE CASH FLOW:

In millions	Fiscal Year 2024
Net cash provided by operating activities	$1,207
Purchases of property and equipment	(137)
Free cash flow (j)	$1,070
(a)Constant currency revenue growth, which is a non-GAAP financial measure, is calculated using comparative prior period foreign exchange rates to translate current period revenue, net of the effects of hedges.
(b)Non-GAAP operating margin and diluted earnings per share exclude the effects of the pro forma adjustments detailed above. Non-GAAP operating margin and diluted earnings per share are key components of the financial metrics utilized by the company's board of directors to measure, in part, management's performance and determine significant elements of management's compensation. Management has excluded the effects of these items to assist investors in analyzing and assessing past and future operating performance.
(c)Amounts consist primarily of legal and other expenses related to the acquisition and divestiture of GRAIL.
(d)Amounts consist primarily of lease and other asset impairments and employee severance costs.
(e)Amounts consist primarily of fair value adjustments for our contingent consideration liability related to GRAIL.
(f)Amounts consist of an IPR&D intangible asset impairment recognized in Q1 2024.
(g)Amounts for FY2024 primarily consist of the reversal of the accrued EC fine, including accrued interest.
(h)Amounts consist primarily of mark-to-market adjustments and impairments from strategic investments.
(i)Amounts represent the aggregate of (1) the impact of GRAIL pre-acquisition net operating losses on GILTI, the utilization of US foreign tax credits, and the Pillar Two global minimum top-up tax, which became effective in Q1 2024, (2) the difference between book and tax accounting related to stock-based compensation cost, and (3) the tax impact related to the non-GAAP adjustments listed.
(j)Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. Our calculation of free cash flow may not be comparable to similar measures used by other companies.